Exhibit 3.31

MAGNACHIP SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED BYLAWS

As Adopted on _________, 2008

i

Table of Contents

(continued)

ii

Table of Contents

(continued)

iii

MAGNACHIP SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED BYLAWS

As adopted on ________, 2008

ARTICLE I

STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the holders of the common stock of MagnaChip Semiconductor Corporation (the “Corporation”) for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors of the Corporation (the “Board of Directors”), by remote electronic communication technologies, and at such date and hour as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

Section 1.02. Special Meetings. Special meetings of the common stockholders may be called at any time only by the Chairman of the Board of Directors or by the Secretary, who shall call a special meeting at the request in writing of at least two members of the Board of Directors. Such special meetings of the common stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by remote electronic communication technologies, as shall be specified in the respective notices or waivers of notice thereof. Only business within the purpose or purposes described in the notice or waiver thereof required by these Bylaws may be conducted at a special meeting of the stockholders.

Section 1.03. Notice of Meetings; Waiver. Notice stating the place, date, hour and purpose of the annual or special meeting shall be given by the Secretary or any authorized officer of the Corporation not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice, whether provided before or after the meeting. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares of the class of stock entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

Section 1.05. Voting. If, pursuant to Section 5.05 of these Bylaws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot, or by a ballot submitted by electronic transmission, unless otherwise required by law. Any vote which need not be taken by written ballot, or by a ballot submitted by electronic transmission, may be conducted in any manner approved by the vote of stockholders holding a majority of the shares represented in person or by proxy at the meeting.

Section 1.07. Adjournment. Whenever a meeting of stockholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these Bylaws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman of the Board of Directors or, in the event of his or her absence or disability, a presiding officer chosen by the Board of Directors. The Secretary, or in the event of his or her absence or disability an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

Section 1.10. Notice of Stockholder Business and Nomination.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made (A) prior to the annual meeting of stockholders by the Board of Directors or by any person or entity having Director nomination rights in accordance with Section 2.03(b) and (B) at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or the Chairman of the Board of Directors, or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of this paragraph and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (B)(ii) of paragraph (a)(1) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than thirty days or delayed by more than seventy days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting pursuant to Section 1.03 of these Bylaws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made (A) prior to a special meeting of stockholders at which Directors are to be elected by the Board of Directors or by any person or entity having Director nomination rights in accordance with Section 2.03(b) and (B) at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder’s notice as required by paragraph (a)(2) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 or who are elected pursuant to Section 1.11 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 1.10, public announcement shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any right of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.11. Consent of Stockholders in Lieu of Meeting. Subject to the Certificate of Incorporation, any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

Section 2.02. Number and Term of Office. Subject to Section 2.06, the number of Directors constituting the entire Board of Directors, each of whom shall be a natural person, shall be such as may be determined by the resolution of the Board of Directors from time to time; provided that the Board of Directors shall not cause the number of Directors to be less than or greater than the total number of Directors prescribed pursuant to Section 2.03(b). Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Chairman of the Board of Directors, if one be elected, shall be chosen from among the directors.

Section 2.03. Election of Directors.

(a) Except as otherwise provided in Sections 1.10, 1.11, 2.12 and 2.13 of these Bylaws, the Directors shall be elected at each annual meeting of the common stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

(b) The Corporation’s nominees for the Board of Directors shall consist of ten directors as follows:

(i)	three directors will be designated by the CVC US Designator;

(ii)	three directors will be designated by the FP Designator;

(iii)	one director will be designated by the CVC AP Designator;

(iv)	one director will be the chief executive officer of the Corporation for so long as he or she is employed by the Corporation;

(v)	one director will be the chief financial officer of the Corporation for so long as he or she is employed by the Corporation; and

(vi)	the remaining director will be an independent director designated by unanimous approval of the CVC US Designator, the FP Designator and the chief executive officer of the Corporation at the time.

If the number of directors that comprise the entire Board of Directors is increased in accordance with Section 2.06, the nominees for directors to be added to the Board of Directors (the “Additional Directors”) must be “independent directors” within the meaning of the rules or regulations of the Securities and Exchange Commission and the principal securities exchange or quotation system on which the shares of the Corporation’s common stock are traded or quoted (to the extent required to meet such applicable rules or regulations) and the nominees for Directors to be Additional Directors must be designated by unanimous approval of the CVC US Designator, the FP Designator and the chief executive officer of the Corporation at the time.

The right of each of the CVC US Designator and the FP Designator to designate at least three directors of the Board of Directors pursuant to this Section 2.03(b) shall be reduced to the right to designate only one Director at such time as the ownership of shares of Corporation’s common stock by CVC US and its Permitted Transferees (for purposes of determining the number of directors appointed by the CVC US Designator) or FP and its Permitted Transferees (for purposes of determining the number of directors appointed by the FP Designator) divided by the ownership of shares of the Corporation’s common stock by all holders of outstanding shares of such common stock is less than 10% and the right to designate any Director pursuant to this Section 2.03(b) shall terminate at such time as the ownership of shares of the Corporation’s common stock by CVC US and its Permitted Transferees (for purposes of determining the number of Directors appointed by the CVC US Designator) or FP and its Permitted Transferees (for purposes of determining the number of Directors appointed by the FP Designator), divided by the ownership of shares of such common stock by all holders of outstanding shares of such common stock is less than 5%. The right of the CVC AP Designator to designate one Director shall terminate at such time as the ownership of shares of the Corporation’s common stock by the CVC Asia Pacific Investors and their Permitted Transferees, divided by the ownership of shares of such common stock by all holders of outstanding shares of such common stock is less than 5%. Upon the termination of the rights of the CVC US Designator, the FP Designator and the CVC AP Designator to designate at least one director of the Board of Directors pursuant to this Section 2.03(b), this Section 2.03(b) and Sections 2.06(b), 2.06(c), 3.01(b) and 3.04(b) shall terminate in full.

Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as practicable following adjournment of the annual meeting of the common stockholders at the place of such annual meeting of the stockholders or at such other place as shall be determined by the Board of Directors. Each Director shall receive notice and the agenda of each annual meeting of the Board of Directors at least three days prior to such meeting. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings; provided that the Board of Directors shall hold regularly scheduled meetings at least once every calendar quarter. Each Director shall receive notice and the agenda of each regular meeting of the Board of Directors at least three days prior to such meeting.

Notice of any annual or regular meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or by the Secretary, who shall call a special meeting at the request in writing of at least two members of the Board of Directors at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Notice of each special meeting must be given at least seventy-two (72) hours in advance of a meeting to take place in person and at least forty-eight (48) hours in advance of a meeting to take place telephonically; provided, however that nothing in this Section 2.05 shall limit the ability of any Director to participate in a meeting to take place in person by conference telephone or other communications equipment in accordance with Section 141(i) of the Delaware General Corporation Law. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

Section 2.06. Quorum; Voting.

(a) At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, provided that, in the event that there is a vacancy on the Board of Directors and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

(b) Notwithstanding anything in Section 2.06(a) to the contrary, there shall be no quorum at any meeting of the Board of Directors unless a majority of the designees of the CVC US Designator and a majority of the designees of the FP Designator are present at such meeting; provided that in the event that either of the CVC US Designator or the FP Designator, has the right to designate fewer than three directors pursuant to Section 2.03(b), a quorum shall exist if at least one Core Director designated by such person or entity is present.

(c) Until such time as the Corporation no longer qualifies as a “controlled company” (within the meaning of the principal securities exchange or quotation system on which the shares of common stock of the Corporation are traded or quoted and solely in connection with the ownership of common stock of the Corporation by the Core Shareholders), no action by the Corporation (including but not limited to any action by the Board of Directors or any Committee thereof) shall be taken after the date hereof with respect to any of the following matters without the affirmative approval of the Board of Directors and either the CVC US Securityholder Representative or the FP Securityholder Representative, in each case, in its capacity as agent for persons or entities comprising CVC US and FP, in each case, in its capacity as a Securityholder; provided that the vote of a Core Director designated by the CVC US Designator or the FP Designator in favor of any action for which approval is required pursuant to this Section 2.06 shall constitute the consent of the CVC US Securityholder Representative (in the case of a vote of a director designated by the CVC US Designator) and the FP Securityholder Representative (in the case of a vote of a director designated by the FP Designator) in its capacity as agent for persons or entities comprising CVC US and FP, in each case, in its capacity as a Securityholder:

1. (a) any merger or consolidation of the Corporation with or into any person or entity, other than a wholly owned subsidiary of the Corporation, or of any subsidiary of the Corporation with or into any person or entity other than the Corporation or any of the other wholly owned subsidiaries of the Corporation, or (b) any sale of the Corporation or any of its subsidiaries or any significant operations of the Corporation or any of its subsidiaries or any joint venture transaction, acquisition or disposition of assets, business, operations or securities by the Corporation or any of its subsidiaries (in a single transaction or a series of related transactions) having a value in each case in this clause (b) in excess of $3,000,000,

2. the declaration of any dividend on or the making of any distribution with respect to, or the recapitalization, reclassification, redemption, repurchase or other acquisition of, any securities of the Corporation or any of its subsidiaries, except as expressly permitted by the Securityholders’ Agreement,

3. any liquidation, dissolution, commencement of bankruptcy, liquidation or similar proceedings with respect to the Corporation or any of its subsidiaries,

4. any incurrence, refinancing, alteration of material terms or prepayment by the Corporation or any of its subsidiaries of indebtedness for borrowed money in excess of $2,000,000 in the aggregate (or the guaranty by the Corporation or any of its subsidiaries of any such indebtedness), or the issuance of any security by the Corporation or any of its subsidiaries (not including issuances of such securities in connection with employee or stock option plans previously approved by the Board of Directors pursuant to clause (7) below), in each case other than as specifically contemplated by the Securityholders’ Agreement,

5. any capital expenditure or capital lease in excess of $1,000,000 which is not specifically contemplated by the annual business plan of the Corporation or any of its subsidiaries,

6. any entering into, amending or modifying in any material respect of any agreements of the Corporation or any of its subsidiaries providing for payments by or to the Corporation or such subsidiary in excess of $2,000,000 per annum or $5,000,000 in the aggregate,

7. any determination of compensation, benefits, perquisites and other incentives for (a) senior management or (b) any other employee whose annual compensation is or will be as a result of such determination in excess of $100,000 per year, of the Corporation or its subsidiaries and the approval or amendment of any plans or contracts in connection therewith, and any approval or amendment to any equity or other compensation or benefit plans for employees of the Corporation or its subsidiaries,

8. any appointment or dismissal of any of the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer or any other executive officer in any similar capacity of the Corporation or any of its subsidiaries,

9. any change in accounting or tax principles, policies with respect to the financial statements, records or affairs of the Corporation or any of its subsidiaries, except as required by generally accepted accounting principles or by law or any other matters that could affect any regulatory status or tax liability of the Corporation or any of its subsidiaries, or any Securityholder with respect to the investment by such Securityholder in the Corporation,

10. any appointment or removal of the auditors, regular legal counsel, financial advisors, underwriters (except underwriters selected as provided in the first sentence of Section 5.04(f) of the Securityholders’ Agreement, subject to the limitations set forth therein), investment bankers or company-wide insurance providers of the Corporation or any of its subsidiaries,

11. any amendment to the Securityholders’ Agreement, any exercise or waiver of the Corporation’s rights under the Securityholders’ Agreement, any amendment to the Certificate of Incorporation or these Bylaws of the Corporation or similar organizational documents of any of its subsidiaries,

12. any approval of the annual business plan, budget and long-term strategic plan of the Corporation or any of its subsidiaries,

13. any modification of the long-term business strategy or scope of the business of the Corporation or any of its subsidiaries or any material customer relationships thereof,

14. any increase or decrease to the number of directors that comprise the entire Board of Directors of the Corporation or board of directors of any of its subsidiaries,

15. any entry into or modification of any contract with a labor union (including any collective bargaining agreement),

16. any entry into or modification of any contract with, obligation to or transaction or series of transactions between (a) the Corporation or any of its subsidiaries and (b) Hynix Semiconductor Inc. or any controlled Affiliate of Hynix Semiconductor Inc., or

17. any contract with, obligation to or transaction or series of transactions between, the Corporation or any of its subsidiaries and one or more of its securityholders or their Affiliates.

Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these Bylaws shall be given to each Director.

Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.11. Resignations. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.12. Removal of Directors. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such

Director. Any vacancy in the Board of Directors caused by any such removal may be filled in the manner provided in Section 2.13 of these Bylaws.

Section 2.13. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director; provided that the person or entity entitled under Section 2.03(b) to designate or nominate such Director whose death, disability, retirement, resignation or removal (with or without Cause) resulted in such vacancy may, subject to the provisions of Section 2.03(b), designate another individual to fill such vacancy and serve as a Director and the remaining Directors shall cause such individual to be elected as a Director.

Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

Section 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

Section 3.01. How Constituted.

(a) The Board of Directors may designate one or more Committees, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. Members of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

(b) Notwithstanding the foregoing, except with respect to the Audit Committee, the (i) Institutional Securityholders together shall be entitled to majority representation on any Committee created by the Board of Directors, half of which such majority representation shall consist of a Core Director or Directors designated by the

CVC US Designator and half of which such majority representation shall consist of a Core Director or Directors designated by the FP Designator, (ii) CVC Asia Pacific Investors or their Permitted Transferees shall be entitled to minority representation on each Committee created by the Board of Directors, and (iii) Corporation and each Core Shareholder entitled to vote for the election of the chairman of any Committee (in its capacity as a Securityholder, member of the Board of Directors, member of a Committee, or otherwise) created by the Board of Directors will take all necessary action to ensure that the chairman of such Committee is a director designated by the CVC US Designator or the FP Designator in accordance with Section 2.01 of the Securityholders’ Agreement, in each case until such time as the Committee members designated by such Core Shareholders are required to be removed as a result of the Corporation no longer qualifying as a “controlled company” (within the meaning of the principal securities exchange or quotation system on which the shares of common stock of the Corporation are traded or quoted and solely in connection with the ownership of common stock of the Corporation by the Core Shareholders).

Section 3.02. Powers. Each such Committee, except as otherwise provided in this section or in Section 2.06, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors; provided, however, that no Committee shall have the power or authority:

(a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

(b) to adopt an agreement of merger or consolidation;

(c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e) to amend the Bylaws of the Corporation; or

(f) to abolish or usurp the authority of the Board of Directors.

Any Committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

Section 3.03. Proceedings. In accordance with the terms of its charter, if any, each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

Section 3.04. Quorum and Manner of Acting.

(a) Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

(b) Notwithstanding anything to the contrary in Section 3.04(a), there shall be no quorum at any meeting of any Committee (other than the Audit Committee) unless a majority of the designees of each of the CVC US Designator and the FP Designator are present at such meeting.

Section 3.05. Action Without a Meeting. Any action required or permitted to be taken at any meeting of any Committee designated by the Board of Directors may be taken without a meeting if all members of such Committee consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings such Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.06. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.07. Resignations. Any member of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman of the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery.

ARTICLE IV

OFFICERS

Section 4.01. Number; Duties. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Chief

Financial Officer, one or more Vice Presidents and a Secretary, and such other additional officers with such titles as the Board of Directors shall determine. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at any regular or special meeting of the Board of Directors and shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.03. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, unless otherwise delegated by the Board of Directors to a particular committee or officer.

Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors, unless otherwise delegated by the Board of Directors to a particular committee or officer.

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chief Executive Officer, President or a Vice President, and by the Chief Financial Officer or the Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws. Notwithstanding any other provision in these Bylaws, the Board of Directors may resolve to adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates (a “Direct Registration System”), including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange listing rules. Any Direct Registration System so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

Section 5.02. Signatures; Facsimile. All signatures on the certificate referred to in Section 5.01 of these Bylaws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.05. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to the corporate action pursuant to Section 1.11 hereof in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting pursuant to Section 1.11 hereof, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Nature of Indemnity. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the General Corporation Law of the State of Delaware; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article Six, “fiduciary duty as a director” shall include any fiduciary duty arising out of serving at the Corporation’s request as a director of another corporation, partnership, joint venture or other enterprise, and “personal liability to the Corporation or its stockholders” shall include any liability to another corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

The Corporation shall indemnify each of the Corporation’s directors and officers in each and every situation where, under the General Corporation Law of the State of Delaware, as amended from time to time, the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the General Corporation Law of the State of Delaware. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to the General Corporation Law of the State of Delaware.

Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Section 6.02. Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article; provided that the Corporation shall not be required to advance any expense in connection with any action, suit or proceeding initiated by the director or officer unless such action, suit or proceeding was authorized in advance by the Board of Directors. The Corporation, or in respect of a present director or officer the Board of Directors, may authorize the Corporation’s counsel to represent such present or former director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6.03. Procedure for Indemnification of Directors and Officers. A claim for indemnification of a director, officer, employee or agent of the Corporation required under Sections 6.01 of these Bylaws, or advance of costs, charges and expenses to such person under Section 6.02 of these Bylaws, shall be paid by the Corporation within thirty days following the written request of such person; provided that if such claim is not paid in full by the Corporation within such thirty day period, the applicable director, officer, employee or agent may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim in any court of competent jurisdiction. To the extent that the director, officer, employee or agent is successful in establishing his or her right to indemnification in a court of competent jurisdiction, the Corporation shall promptly pay the person in full for such unpaid amount of the indemnification claim. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such claim (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding that has been finally determined) that such person seeking indemnification has not met the standards of conduct that make it permissible under applicable law for the Corporation to indemnify such person for the amount claimed. If a determination by the Corporation that such person is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request.

Section 6.04. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director or officer.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.05. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or on his or her behalf and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors.

Section 6.06. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE VII

OFFICES

Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 160 Greentree Drive, Suite 101, Dover, DE 19904, County of Kent, or at such other location as set forth in the Certificate of Incorporation of the Corporation, as amended from time to time.

Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. Dividends. Subject to Section 2.06 and any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock.

A member of the Board of Directors, or a member of any Committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

Section 8.03. Execution of Instruments. Subject to Section 2.06, the Chief Executive Officer, President, Chief Financial Officer, any Senior Vice President or the Secretary may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Subject to Section 2.06, the Board of Directors may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or by such officers or agents as may be authorized by the Board of Directors to make such determination.

Section 8.05. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors from time to time may determine.

Section 8.06. Sale, Transfer, etc. of Securities. Subject to Section 2.06, to the extent authorized by the Board of Directors, any of the Chief Executive Officer, President, Chief Financial Officer, any Senior Vice President, or the Secretary or any other officers designated by the Board of Directors may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 8.07. Voting as Stockholder. Subject to Section 2.06, unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, President, Chief Financial Officer, any Senior Vice President or the Secretary shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation or entity in which the Corporation may hold stock or other equity interest, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock or equity interest. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation or entity without a meeting. Subject to Section 2.06, the Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 8.08. Fiscal Year. Subject to Section 2.06, the fiscal year of the Corporation shall end on December 31 of each year unless and until changed by resolution of the Board of Directors.

Section 8.09. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.10. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01. Amendment. Subject to Section 2.06, these Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders; provided that notice of the proposed change was given in the notice of the meeting of the stockholders (unless such change was adopted in accordance with Section 1.11) or, in the case of a meeting of the Board of Directors, in a notice given not less than seventy-two (72) hours in advance of a meeting to take place in person and at least forty-eight (48) hours in advance of a meeting to take place telephonically (unless such change was adopted in accordance with Section 2.08) ; provided, further, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 66 2/3% in voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Sections 1.02 or 1.10 or this proviso to this Section 9.01 of these Bylaws or to adopt any provision inconsistent with any of such Sections or with this proviso. Notwithstanding anything to the contrary herein or in the Certificate of Incorporation, (i) until the rights of the CVC US Designator, the FP Designator and the CVC AP Designator to designate at least one director of the Board of Directors pursuant to Section 2.03(b) terminate pursuant to Section 2.03(b), the prior written consent of the CVC US Designator, the FP Designator or the CVC AP Designator, as the case may be, shall be required to alter, amend or repeal (or to adopt any provision inconsistent with) Sections 1.11, 2.02, 2.03(b), 2.06(b), 2.13 or this 9.01 and (ii) until such time as the Corporation no longer qualifies as a “controlled company” (within the meaning of the principal securities exchange or quotation system on which the shares of common stock of the Corporation are traded or quoted), the prior written consent of (A) the CVC US Securityholder Representative and FP Securityholder Representative shall be required to alter, amend or repeal (or to adopt any provision inconsistent with) Sections 2.06(c) or 3.04(b) and (B) the CVC US Securityholder Representative, FP Securityholder Representative and the CVC Asia Pacific Securityholder Representative shall be required to alter, amend or repeal (or to adopt any provision inconsistent with) Section 3.01(b).

ARTICLE X

DEFINITIONS

Section 10.01. Definitions. Capitalized terms used herein which are not defined herein shall have the meanings given to such terms in the Securityholders’ Agreement.

Section 10.02. The term “outstanding,” with respect a share of capital stock of the Corporation, means that such share has been issued by the Corporation, and excludes any shares of treasury stock and any shares of such capital stock issuable upon the exercise, conversion or exchange of any options, warrants, rights or other securities.

Section 10.03. The term “Securityholders’ Agreement” means the Third Amended and Restated Securityholders’ Agreement, dated as of ________, 2008, by and among the Corporation and the stockholders of the Corporation party thereto, as amended from time to time. A copy of the Securityholders’ Agreement may be requested at any time by any stockholder of the Corporation upon written request to the Corporation’s Secretary.